SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) November 11, 2005

STEPAN COMPANY

(Exact Name of Registrant as Specified in its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-4462	36-1823834
(Commission File Number)	(I.R.S. Employer Identification No.)

Edens and Winnetka Road, Northfield, Illinois	60093
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (847) 446-7500

Former name or former address, if changed since last report: Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On November 14, 2005, Stepan Company (“Stepan”) issued a press release announcing the election by the Board of Directors at its meeting held on November 11, 2005, of F. Quinn Stepan, Jr., President, to succeed his father, F. Quinn Stepan, Sr., as Chief Executive Officer, effective January 1, 2006. Mr. F. Quinn Stepan, Sr. will continue as Chairman of the Board of Stepan. A copy of the press release is attached as Exhibit 99.1 hereto and incorporated herein by reference.

Mr. Stepan, Jr. has been President and Chief Operating Officer of Stepan since 1999. He joined Stepan in 1987 after working four years for Monsanto Company. Previous to becoming President and Chief Operating Officer, Mr. Stepan, Jr. served as Vice President and General Manager of Stepan’s Surfactant Department, Stepan’s largest business segment.

Mr. Stepan, Jr., 45 years old, is the son of F. Quinn Stepan, Sr. and the nephew of Paul H. Stepan, a director of Stepan. Mr. Stepan, Jr. currently serves as a director of the Follett Corporation, as a member of the Board of Directors of The Soap and Detergent Association and will begin serving on The Board of the American Chemical Council on January 1, 2006.

Mr. Stepan, Sr., 68 years old, is the father of F. Quinn Stepan, Jr. and the brother of Paul H. Stepan. In addition to Mr. Stepan, Sr.’s role as Chairman of the Board, Mr. Stepan, Sr. will continue as an executive officer of Stepan. Mr. Stepan, Sr. has served as Chairman and Chief Executive Officer since 1984.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

Exhibit Number	Description
99.1	Press Release of Stepan Company dated November 14, 2005

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STEPAN COMPANY

By:	/s/ Kathleen M. Owens
Kathleen M. Owens Assistant Secretary

Date: November 16, 2005

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EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release of Stepan Company dated November 14, 2005

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